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Exhibit 3.11

AMENDED AND RESTATED
CERTIFICATE OF FORMATION
OF
CROSSTEX HOLDINGS GP, LLC

Formed on April 21, 2003
Certificate No. 3649632

        In accordance with Section 18-208 of the Delaware Limited Liability Company Act, Crosstex Management Holdings GP, LLC, a Delaware limited liability company (the "Company"), hereby files this Amended and Restated Certificate of Formation in order to amend its original Certificate of Formation filed on April 21, 2003. The purpose of this Amended and Restated Certificate of Formation is to change the Company's name from "Crosstex Management Holdings GP, LLC" to "Crosstex Holdings GP, LLC" The Company hereby states and certifies as follows:

1.
The name of the limited liability company is Crosstex Holdings GP, LLC.

2.
The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

        IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Certificate of Formation of Crosstex Holdings GP, LLC as of October 15, 2003.

CROSSTEX HOLDINGS GP, LLC
By:	/s/ Leslie J. Wylie Leslie J. Wylie Vice President—Legal and Administration

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  Exhibit 3.11
AMENDED AND RESTATED CERTIFICATE OF FORMATION OF CROSSTEX HOLDINGS GP, LLC